EXHIBIT 1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Ordinary Shares and ADSs of QuantaSing Group Limited shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: February 14, 2025

DCM Ventures China Fund VIII, L.P.

By: DCM Investment Management VIII, L.P.
Its General Partner

By: DCM International VIII, Ltd.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-In-Fact*

DCM VIII, L.P.

By: DCM Investment Management VIII, L.P.
Its General Partner

By: DCM International VIII, Ltd.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-In-Fact*

DCM AFFILIATES FUND VIII, L.P.

By: DCM Investment Management VIII, L.P.
Its General Partner

By: DCM International VIII, Ltd.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-In-Fact*

DCM Investment Management VIII, L.P.

By: DCM International VIII, Ltd.
Its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-In-Fact*

DCM International VIII, Ltd.

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-In-Fact*

MATTHEW C. BONNER

By:	/s/ Matthew C. Bonner

F. hurst lin

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-In-Fact*

ANDRE G. LEVI

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, Attorney-In-Fact*

* Signed pursuant to a Power of Attorney already on file with the appropriate agencies.